Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 24, 2018, is made by and between Manitex International, Inc., a Michigan corporation (the “Company”), and Tadano Ltd., a Japanese company (the “Purchaser”).

WHEREAS, subject to the terms and conditions of this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, including Regulation D (“Regulation D”), the Purchaser desires to purchase, and the Company desires to issue and sell, the Shares (as hereinafter defined).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I

Purchase and Sale of Common Stock

Section 1.1 Purchase and Sale. Subject to the terms and conditions hereof, and in reliance on the representations, warranties, covenants and other agreements hereinafter set forth, at the closing of the transactions contemplated hereby (the “Closing”), the Company hereby agrees to issue to the Purchaser, and the Purchaser agrees to subscribe for, 2,918,542 shares (the “Shares”) of common stock, no par value, of the Company (the “Common Stock”) at a purchase price of $11.19 per share, free and clear of all liens, for an aggregate purchase price of $32,658,484.98 (the “Purchase Price”). The Closing shall take place remotely via the exchange of documents and signatures, as soon as practicable, but in no event later than at 10:00 a.m. on the first Business Day immediately following the date on which the last of the conditions set forth in Article IV has been satisfied or waived (other than those conditions that by their nature can only be satisfied at the Closing), or at such other date and time as the Company and Purchaser shall mutually agree (such date, the “Closing Date”).

Section 1.2 Delivery and Payment. At the Closing, subject to the terms and conditions hereof, the Company will instruct Broadridge Corporate Issuer Solutions, Inc. (the “Transfer Agent”) to deliver to the Purchaser, via book entry to the applicable balance account registered in the name of the Purchaser, the Shares and the Purchaser shall pay to the Company the Purchase Price in U.S. dollars by wire transfer of immediately available funds.

Section 1.3 Deliveries at Closing.

(a) Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Purchaser each of the following:

(i) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver the Shares to the Purchaser on an expedited basis;

(ii) the secretary’s certificate required pursuant to Section 4.1(f);

(iii) the officer’s certificate required pursuant to Section 4.1(g);

(iv) a Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), duly executed by the Company; and

(v) all such other documents, certificates and instruments as the Purchaser may reasonably request in order to give effect to the transactions contemplated hereby.

(b) Deliveries by the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Company each of the following:

(i) the Purchase Price, by wire transfer of immediately available funds to one or more accounts designated by the Company (such designation to be made no later than three (3) Business Days prior to the Closing Date);

(ii) The officer’s certificate required pursuant to Section 4.2(d); and

(iii) the Registration Rights Agreement, duly executed by the Purchaser.

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. In order to induce the Purchaser to enter into this Agreement and to purchase the Shares, the Company hereby makes the following representations and warranties to the Purchaser, except as may otherwise be disclosed in the Company’s Commission Documents (as defined below) (excluding (x) any disclosure set forth under the heading “Risk Factors,” (y) any disclosure of risks or other statements that are predictive or forward-looking in nature, or (z) any disclosure that is not factual information but merely cautionary language); provided, however, that any such disclosures in the Company’s Commission Documents shall be deemed to qualify a representation or warranty only if it is reasonably apparent on the face of such disclosure that such information is relevant to such representation or warranty):

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan and has the requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as proposed to be conducted. Except as disclosed in the Commission Documents, the Company does not have any subsidiaries or own equity securities of any kind in any other entity. Each subsidiary of the Company is a corporation (or other legal entity) duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the requisite corporate (or other entity) power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and as proposed to be conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any circumstances, state of facts or matters, change, event, occurrence, action or omission that has a material adverse effect on the business, results of operations, properties or financial condition of the Company and its subsidiaries or which is otherwise reasonably likely to materially affect the Company’s and its subsidiaries’ businesses or hinder the performance by the Company of its obligations hereunder and under the other Transaction Documents (as defined in Section 2.1(b) hereof) in any material respect.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the other agreements, instruments and documents contemplated hereby and thereby and executed by the Company or to which the Company is or will be a party (collectively, the “Transaction Documents”), to consummate the transactions contemplated hereby and thereby, in each case in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, the Company’s board of directors (the “Board”) or its stockholders is required. This Agreement has been duly executed and delivered by the Company. The other Transaction Documents will have been duly executed and delivered by the Company at or prior to the Closing. Each of the Transaction Documents constitutes, or (with respect to the Transaction Documents other than this Agreement) shall constitute when executed and delivered, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 50,000 shares of preferred stock, no par value per share (the “Preferred Stock”). At the close of business on May 23, 2018, the issued and outstanding capital stock of the Company consisted of 16,668,986 shares of Common Stock and zero shares of Preferred Stock, and zero shares of Common Stock are held in treasury. Other than pursuant to requirements under its existing borrowing arrangements with various banks that are disclosed in the Commission Documents, the Company, either directly or through a wholly-owned subsidiary, owns of record and beneficially, free and clear of all pledges, liens, security interests or other encumbrances and rights of refusal of any kind, all of the issued and outstanding capital stock or other equity interest of each of its subsidiaries. All of the outstanding shares of the capital stock and other equity interests of the Company and its subsidiaries have been duly and validly authorized and validly issued and fully paid and non-assessable and have not been issued in violation of any federal or state securities law. Except as provided in this Agreement or as disclosed in the Commission Documents, no shares of capital stock or other equity interests of the Company and its subsidiaries are entitled to preemptive rights or registration rights, and no Person (as defined below) has any right of first refusal, preemptive right, right of participation or similar right to participate in the transactions contemplated by the Transaction Documents, and other than equity awards that have been or will be issued to employees, directors or consultants, there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments or agreements of any character whatsoever relating to, or securities, rights or obligations, convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or purchase or acquire, any shares of capital stock or other equity interests of the Company or any of its subsidiaries. Furthermore, except as disclosed in the Commission Documents, there are no contracts, commitments, understandings, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of the capital stock or other equity interests of the Company or any of its subsidiaries or subscriptions, warrants, options, securities or rights convertible into shares of capital stock or other equity interests of the Company or any of its subsidiaries or other rights, or to issue or distribute to holders of any shares of its capital stock or other equity interests any evidences of indebtedness or assets of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has any obligation to purchase, redeem or otherwise acquire any shares of the capital stock or other equity interests of the Company or any of its subsidiaries or any interest therein or to pay any dividend or make any other distribution in respect thereof. Other than as issued under the Company’s equity incentive plans (as disclosed and described in the Commission Documents), neither the Company nor any of its subsidiaries has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Neither the Company nor any of its subsidiaries is a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”) with respect to any of the equity or debt securities of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is a party to, and the Company has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock or other equity interests of the Company or any of its subsidiaries. For all purposes under this Agreement, references to “the Company’s knowledge,” “the knowledge of the Company” or similar expressions shall refer to the actual knowledge of the Company’s executive officers after due inquiry. The offer and sale of all capital stock, convertible securities, rights, warrants, or options or other equity interests of the Company and its subsidiaries issued prior to the Closing complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto. The Company has prior to the date of this Agreement furnished or made available to the Purchaser true and correct copies of the Company’s Certificate of Incorporation as amended and restated and in effect on the date hereof (the “Certificate”), and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”). The Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not (i) violate any provision of the Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company’s or any of its subsidiaries’ properties or assets are bound, (iii) create or impose a pledge, lien, mortgage, security interest, charge or other encumbrance of any nature on any property or asset of the Company or its subsidiaries under any agreement or any commitment to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in all case of clauses (i) or (iv) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, approval, license, authorization or order of, or make any declaration, filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Shares in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the Securities and Exchange Commission (the “Commission”) and/or FINRA prior to or subsequent to the Closing, or state securities administrators subsequent to the Closing, or any registration statement which may be filed pursuant hereto or thereto). The business of the Company is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect.

(e) Commission Documents; Financial Statements. The Company has made available to the Purchaser prior to the date of this Agreement through the EDGAR system, true and complete copies of the Company’s most recent Annual Report (the “Form 10-K”) on Form 10-K for the fiscal year ended December 31, 2017 (the “10-K Date”), and all other reports, schedules, forms, statements and other documents required to be filed by the Company pursuant to the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2015 (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”). The Company has not provided to the Purchasers any material non-public information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. At the time of their filing, other than the timeliness of the filings, each Commission Document complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, at the time of its filing, each Commission Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company and its subsidiaries included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles as in effect in the United States (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments as permitted by Form 10-Q promulgated by the Commission).

(f) No Material Adverse Effect. Since December 31, 2017, and except as disclosed in the Commission Documents, the Company and each of its subsidiaries has conducted its business operations in the ordinary course consistent with past practices and there has been no event, occurrence or development that, individually or in the aggregate, has had or that would be reasonably expected to have a Material Adverse Effect.

(g) No Undisclosed Liabilities. The Company and its subsidiaries have no, and there is no existing condition, situation or set of circumstances which is reasonably expected to result in any, liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise), other than those set forth in the in the balance sheet of the Company and its subsidiaries dated December 31, 2017 included in the Form 10-Q filed by the Company with the Commission or incurred in the ordinary course of the Company’s and its subsidiaries’ business consistent with past practices since December 31, 2017, which, individually or in the aggregate, have had or would be reasonably expected to have a Material Adverse Effect on the Company.

(h) No Undisclosed Events or Circumstances. Since the 10-K Date, except as disclosed in the Commission Documents filed prior to the date hereof, (i) the Company and its subsidiaries have not purchased, sold, transferred, assigned, conveyed or pledged any of the assets or properties of the Company or any of its subsidiaries, except as could not reasonably be expected to result in a Material Adverse Effect, (ii) the Company and its subsidiaries have not incurred any indebtedness or other liabilities (contingent or otherwise) except for borrowings under the Company’s credit agreement disclosed in the Commission Documents or other liabilities (contingent or otherwise) incurred in the ordinary course of business consistent with past practices, (iii) the Company and its subsidiaries have not waived or modified any right or rights of substantial value or of a material debt owed to it other than in the ordinary course of business consistent with past practices, (iv) the Company and its subsidiaries have not made any material change in their accounting principles, methods, practices or procedures or any material change in their depreciation or amortization policies or rates theretofore, or any change in their independent public accounting firm, (v) neither the Company nor any of its subsidiaries has declared or made any dividend or distribution of cash or other property to its stockholders or other equityholders (other than dividends declared or paid by wholly-owned subsidiaries of the Company to the Company or another wholly-owned subsidiary of the Company) or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock or other equity interests, and there has been no change in the authorized capitalization of the Company or any of its subsidiaries, (vi) the Company has not received any written notice from the Commission in connection with any investigation or action by the Commission that seeks to, or could reasonably be expected to result in, the restatement by the Company of any of its current or previously disclosed financial statements, and to the actual knowledge of any of the executive officers of the Company, no such investigation or action has been threatened by the Commission, (vii) neither the Company nor any of its subsidiaries has made any material change in any compensation agreement or arrangement with any of the Company’s named executive officers as identified in the Commission Documents (“Named Executive Officers”), other than in the ordinary course of business consistent with past practices, (viii) there has not been any resignation or termination of employment of any of the Named Executive Officers, (ix) neither the Company nor any of its subsidiaries has issued any equity securities to any officer, director or affiliate, except pursuant to any existing Company stock option plans, (x) neither the Company nor any of its subsidiaries has made any loans or guarantees to or for the benefit of their employees, officers, directors or affiliate or any members of their immediate families, other than (A) travel advances and other advances made in the ordinary course of business consistent with past practices and (B) loans to employees, officers or directors in connection with the exercise of stock options granted pursuant to any existing Company stock option plans; or (xi) any arrangement, contract or commitment by the Company or any of its subsidiaries to do any of the foregoing. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.

(i) Title to Assets. Except as disclosed in the Commission Documents (including pursuant to requirements under its existing borrowing arrangements with various banks that are disclosed in the Commission Documents), the Company and each of its subsidiaries has in all material respects good and marketable title to all of its personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever. The Company and its subsidiaries enjoy in all material respects peaceful and undisturbed possession of all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or its subsidiaries, in each case free and clear of all mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever. All leases of the Company and its subsidiaries are valid and subsisting and in full force and effect, and neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other party to any such lease, is in material breach or violation of, or in material default under, such lease. Except as disclosed in the Commission Document, neither the Company nor any of its subsidiaries own any real property.

(j) Actions Pending. There is no material action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened, against the Company which questions the validity of this

Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as disclosed in the Commission Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries or any of their respective properties or assets which individually, or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any of its subsidiaries or any of their respective officers or directors in their capacities as such, which individually, or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in default with respect to any outstanding order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against the Company that is expressly applicable to the Company or any of its subsidiaries or any of their respective assets or properties.

(k) Compliance with Law. The business of the Company and each of its subsidiaries has been and is presently being conducted in all material respects in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents. The Company and each of its subsidiaries has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened or pending.

(l) Taxes. The Company and each of its subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and its subsidiaries for all current taxes to which the Company or any of its subsidiaries is subject and which are not currently due and payable. None of the federal income tax returns of the Company or its subsidiaries have been subject to an audit by the Internal Revenue Service in a manner such that could reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any of its subsidiaries for any period. The Company has not received any written claim, or to the Company’s knowledge is aware of any threatened claim, by an authority in a jurisdiction where the Company or any of its subsidiaries does not file tax returns that the Company or any subsidiary is or may be subject to the imposition of any material tax by such jurisdiction.

(m) Certain Fees. Other than with respect to arrangements with Stifel, Nicolaus & Company, Incorporated and PAR BD, LLC, neither the Company nor any of its subsidiaries has employed any broker or finder and no Person has or will have, as a result of the transactions contemplated by this Agreement or the other Transaction Documents, any right, interest or claim against or upon the Company or any of its subsidiaries or the Purchaser for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees based upon arrangements made by or on behalf of the Company or any of its subsidiaries.

(n) Disclosure. The Company understands and confirms that the Purchaser will rely on the representations and warranties set forth herein in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its subsidiaries, its and their businesses and the transactions contemplated hereby, including any disclosure schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser has not made and does not make any representations or warranties, whether express or implied, with respect to the Transaction Documents or the transactions contemplated thereby other than those specifically set forth in this Section 2.2.

(o) Books and Records; Sarbanes-Oxley; Internal Accounting Controls. The books, records and documents of the Company and its subsidiaries accurately reflect in all material respects the information relating to the businesses of the Company and its subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company and its subsidiaries. Except as disclosed in the Commission Documents, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Commission Documents, there are no significant deficiencies in the Company’s and its subsidiaries’ internal controls which could adversely affect the ability of the Company and its subsidiaries to record, process, summarize and report financial data. Except as disclosed in the Commission Documents, the management of the Company has not identified for the Company’s outside auditors any material weaknesses in internal controls nor is it aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and its subsidiaries. Since December 31, 2016, except as disclosed in the Commission Documents, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any representative of the Company or any of its subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company and its subsidiaries with respect to the financial statements or internal accounting controls of the Company and its subsidiaries, including any written or oral complaint, allegation, assertion or claim that the Company or its subsidiaries have engaged in questionable accounting or auditing practices. No attorney representing the Company or any of its subsidiaries, whether or not employed by the Company or any of its subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company, any of its subsidiaries or any of its representatives to the Board or any committee thereof or to any director or officer of the Company or any of its subsidiaries. The Company and its subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and that such information is communicated to the Company’s management to allow timely decisions regarding required disclosure. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and its subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”) and have presented in the Company’s most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there has been no change to the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its subsidiaries that has adversely affected, or is reasonably likely to adversely affect, the internal control over financial reporting of the Company and its subsidiaries.

(p) Material Agreements. Except for the Transaction Documents or as included as exhibits to the Commission Documents, neither the Company nor any of its subsidiaries is a party to any written or oral contract, instrument, agreement, instrument, undertaking, mortgage, indenture, lease, license, commitment, obligation, plan, arrangement or other understanding, a copy of which would be required to be filed with the Commission (collectively, “Material Agreements”) if the Company was registering securities under the Securities Act. With such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the written or oral contracts, instruments, agreements, instruments, undertakings, mortgages, indentures, leases, licenses, commitments, obligations, plans, arrangements or other understandings to which the Company or any of its subsidiaries is a party (collectively, “Agreements”) are in full force and effect and upon consummation of the transactions contemplated by this Agreement and the other Transaction Documents shall continue in full force and effect, without penalty or adverse consequence. Except as disclosed in the Commission Documents, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries has performed all the obligations required to be performed by it to date under the Agreements, and neither the Company nor any of its subsidiaries has received a notice of breach or default and neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any other party to any such Agreement is in breach or default under any Agreement now in effect.

(q) Transactions with Affiliates. Except as set forth in the Commission Documents, none of the officers or directors of the Company or any of its subsidiaries, nor any Person that the Company believes is the owner of ten percent or more of the outstanding Common Stock or any respective family member or affiliate of any such officer, director or stockholder (collectively, “Insiders”), and, to the knowledge of the Company, none of the employees of the Company or any of its subsidiaries, is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any Insider or any such employee or, to the knowledge of the Company, any entity in which any Insider or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any of its subsidiaries and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company or any of its subsidiaries.

(r) Intellectual Property. For purposes of this Agreement, “Intellectual Property Rights” means all registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, common law trademarks, common law service marks, trade names and Internet domain names that are used by the Company or any of its subsidiaries in their respective businesses as presently conducted, together with all other intellectual property rights owned by the Company or any of its subsidiaries and used in connection with their respective businesses, including all (i) databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, development tools, instructions, templates and marketing materials created by or on behalf of the Company or any of its subsidiaries, and (ii) inventions, trade dress, logos and designs created by or on behalf of the Company or any of its subsidiaries. The Intellectual Property Rights are sufficient in all material respects to carry on the business of the Company and its subsidiaries as presently conducted and as proposed to be conducted. To the knowledge of the Company, with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Intellectual Property Rights purported to be owned by the Company or any of its subsidiaries do not infringe the intellectual property rights of any third party. All Intellectual Property Rights purported to be owned by the Company or any of its subsidiaries that were developed, created or otherwise held by any employee, officer, consultant or otherwise are owned free and clear by the Company or such subsidiary by operation of law or have been validly assigned to the Company or such subsidiary, other than those Intellectual Property Rights where the failure to own or assign such rights would not, individually or in its aggregate be reasonably likely to have a Material Adverse Effect.

(s) Employee Matters. The Company has described in, or filed as an exhibit to, the Commission Documents filed prior to the date of this Agreement all of the documents, agreements, plans or arrangements that are required by federal securities laws to be described in, or filed as an exhibit to, the Commission Documents (including all “employee pension benefit plans” as defined in Section 3(2) of ERISA, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements in effect by the Company or any of its subsidiaries) (the “ERISA Documents”). No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except for any compliance failures that, individually or in the aggregate, would not reasonably be excepted to have a Material Adverse Effect, (i) the Company and each of its subsidiaries is in compliance with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours, and with the terms of the ERISA Documents and (ii) each such ERISA Document is in compliance with all applicable requirements of ERISA. To the knowledge of the Company, none of the Company’s or any of its subsidiaries’ employees are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her employment obligations to the Company or any of its subsidiaries or that would conflict with the Company’s or any of its subsidiaries respective businesses as now conducted or proposed to be conducted, except for such contracts and other agreements, judgments, decrees and orders that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no executive officer of the Company or any of its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any material liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all applicable United States federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) Insurance. The Company and its subsidiaries maintain adequate insurance covering its properties, operations, personnel and businesses. All such insurance is in full force and effect, except where the failure to be in full force and effect has not had and would not, individually or in the aggregate, be reasonably expected to have, a Material Adverse Effect.

(u) NASDAQ. As of the date of this Agreement, the Common Stock is listed on the NASDAQ Capital Market (“NASDAQ”), and except as disclosed in the Commission Documents, no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Common Stock being delisted from NASDAQ.

(v) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2.2, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of NASDAQ, or any other market or exchange on which the Common Stock is listed or quoted for trading on the Closing Date.

(w) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for any purposes, including the Securities Act which would require the registration of any such securities under the Securities Act.

(x) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, or has taken or will take any action so as to bring the issuance and sale of any of the Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Shares.

(y) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, declaration, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of, or the performance by the Company of its obligations under, the Transaction Documents.

(z) Application of Takeover Protections. Each of the Company and the Board has taken all necessary action in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement and the redemption of any rights issued pursuant to that certain Rights Agreement, dated as of October 17, 2008 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC) or other similar anti-takeover provision under the Certificate or the laws of Michigan (including Section 780 of the Michigan Business Corporation Act) that is or could become applicable to the Purchaser as a result of (i) the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including as a result of the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares or (ii) any future acquisition of Common Stock or other equity in the Company by the Purchaser or any affiliate of Purchaser.

(aa) Foreign Corrupt Practices. None of the Company, any of its subsidiaries, or, to the Company’s knowledge, any of their respective managers, directors or officers, directly or indirectly, is engaging or has engaged in any activity, practice or conduct that would have caused the Company to be in violation of the United States Foreign Corrupt Practices Act or any other anti-corruption or anti-bribery laws (the “Anticorruption Laws”). No director, officer, employee, reseller, distributor or agent of the Company or any of its subsidiaries has, directly or indirectly, paid, offered, promised, or authorized the payment of money or anything of value, directly or indirectly, to a government official while knowing or having reason to know that any portion of such exchange is: (i) for the purpose of (A) influencing any act or decision of such government official in their official capacity, including the failure to perform an official function, in order to assist the Company or any of its subsidiaries in obtaining or retaining business, or directing business to any third party, (B) securing an improper advantage, (C) inducing such government official(s) to use their influence to affect or influence any act or decision of a government official in order to assist the Company or any of its subsidiaries in obtaining or retaining business, or directing business to any third party, or (D) providing an unlawful personal gain or benefit, of financial or other value, to such government official(s); or (ii) otherwise for the benefit of the Company or any of its subsidiaries in violation of any Anticorruption Laws. Neither Company nor, to the knowledge of the Company, any of its or its subsidiaries’ directors or officers is or has been the subject of any formal investigation, inquiry or enforcement proceedings by any government authority regarding the actual or possible violation of the Anticorruption Laws in connection with the business of the Company or any of its subsidiaries, and to the knowledge of the Company no such investigation, inquiry or proceeding has been threatened. Neither the Company nor any of its subsidiaries has unlawfully accepted or received any contribution, payment, gift, kickback, expenditure or other item of value. Neither the Company nor any of its subsidiaries has given or agreed to give any gift or similar benefit to any customer, supplier, government official or any other Person that individually or in the aggregate (i) could reasonably be expected to subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if given in the past, might have had a Material Adverse Effect, or (iii) if continued in the future, might have a Material Adverse Effect or subject the Company or any of its subsidiaries to suit or penalty in any action, suit or proceeding.

(bb) No Disagreements with Accountants. There are no disagreements of any kind presently existing or reasonably anticipated by the Company to arise between the Company and the accountants formerly or presently employed by the Company and, except as disclosed in the Commission Documents, the Company’s audit committee has not received any notice of any irregularity with respect to the Company’s financial statements, books and records or method of accounting.

(cc) Investment Company Act Status. The Company is not, and as a result of and immediately upon Closing will not be, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

(dd) Office of Foreign Assets Control. Neither the Company nor any of its subsidiaries, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ee) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Purchaser’s request.

(ff) Bank Holding Company Act. The Company is not subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) or to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Company does not own or control, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA or to regulation by the Federal Reserve. The Company does not exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(gg) Money Laundering. The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

(ii) Other Covered Persons. The Company is not aware of any Person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares pursuant to this Agreement.

(jj) Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

(kk) No Registration Rights. No Person has the right to (i) prohibit the Company from filing a registration statement or (ii) other than as disclosed in the Commission Documents, require the Company to register any securities for sale under the Securities Act by reason of the filing of a registration statement. The granting and performance of the registration rights under the Registration Rights Agreement will not violate or conflict with, or result in a breach of any provision of, or constitute a default under, any agreement, indenture, or instrument to which the Company is a party.

(ll) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Shares. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(mm) Stock Price Manipulation. The Company has not, and to the knowledge of the Company no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company:

(a) Organization and Standing of the Purchaser. The Purchaser is a Japanese company duly organized and validly existing under the laws of Japan.

(b) Authorization and Power. The Purchaser has the requisite corporate power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action, and no further consent or authorization of the Purchaser or its managers or members is required. This Agreement has been duly authorized, executed and delivered by the Purchaser. Each of the Transaction Documents to which Seller is or will be party constitutes, or (with respect to the Transaction Documents to which Purchaser is or will be a party other than this Agreement) shall constitute when executed and delivered, the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) Acquisition for Investment. The Purchaser is purchasing the Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with the distribution thereof in violation of federal or state securities laws. The Purchaser does not have a present intention to sell any of the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares to or through any

Person in violation of federal or state securities laws. The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that the Purchaser is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Shares, including a loss of the entire amount of its investment, and (iii) has been given access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation.

(d) Rule 144. The Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(e) General. The Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of United States federal and state securities laws and the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the suitability of the Purchaser to acquire the Shares. The Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(f) No General Solicitation. The Purchaser acknowledges that it is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine, or similar media, or broadcast over television or radio, or any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.

(g) Accredited Investor. At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(h) Certain Trading Activities; Confidential Information.

(i) Other than with respect the purchase of Shares hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly engaged in any transactions in the securities of the Company (including any short sales (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act) involving the Company’s Securities) during the period commencing at the time that the Purchaser was first contacted by the Company or any other Person representing the Company regarding the specific investment contemplated hereby until the date of this Agreement.

(ii) The Purchaser acknowledges that the Company may have provided and may continue to provide material, non-public information concerning the Company to the Purchaser and its representatives, and as a result, the Purchaser agrees that from and after the date hereof, expect as required by applicable, rule, regulation or court or other governmental order, to keep such information as confidential and agrees to comply with all applicable federal and state securities laws with respect to maintaining the confidentiality of such information; provided, however, that this Section shall not restrict any disclosure of information that (A) is publicly available as of the date of this Agreement, (B) after the date of this Agreement, becomes publicly available through no fault of the Purchaser, (C) is received by the Purchaser from a third party not, to the knowledge of the Purchaser after reasonable inquiry, subject to any obligation of confidentiality with respect to such information, or (D) was known by the Purchaser on a non-confidential basis from a source that was entitled to disclose it to the Purchaser. Other than to the Company and its, or its affiliates’, respective employees, representative and affiliates, the Purchaser has maintained the confidentiality of all disclosures of material, non-public information concerning the Company made to it by the Company in connection with this transaction (including the existence and terms of this transaction).

(i) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Purchaser acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Purchaser represents to the Company that the Purchaser’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Purchaser and its representatives.

(j) Certain Fees. Other than with respect to arrangements with SMBC Nikko Securities Inc., neither the Purchaser nor any of its subsidiaries has employed any broker or finder and no Person has or will have, as a result of the transactions contemplated by this Agreement or the other Transaction Documents, any right, interest or claim against or upon the Purchaser or any of its subsidiaries or the Company for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees based upon arrangements made by or on behalf of the Purchaser or any of its subsidiaries.

(k) No Disqualification Events. None of the Purchaser, any of its predecessors, any manager, director, executive officer, other officer of the Purchaser participating in the offering, any beneficial owner of 20% or more of the Purchaser’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Purchaser in any capacity at the time of sale (each, a “Purchaser Covered Person”) is subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Purchaser has exercised reasonable care to determine whether any Purchaser Covered Person is subject to a Disqualification Event. The Purchaser has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

ARTICLE III

Covenants

Section 3.1 Securities Compliance. The Company shall notify the Commission, if required, in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, and shall promptly take all other necessary actions and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser, or its subsequent holders.

Section 3.2 Listing of Common Stock. The Company hereby agrees to use best commercial efforts to maintain the listing or quotation of the Common Stock on NASDAQ. The Company further agrees, if the Company applies to have the Common Stock traded on any other trading market, it will then include in such application all of the Common Stock, and will take such other action as is necessary to cause all of the Common Stock to be listed or quoted on such other trading market as promptly as practicable. The Company will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Stock on a trading market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the trading market.

Section 3.3 Keeping of Records and Books of Account. The Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.4 Use of Proceeds. The Company will use the net proceeds from the sale of the Shares hereunder for working capital, the reduction of indebtedness under its existing borrowing arrangements and general corporate purposes and not for the redemption of any Common Stock, debentures, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive Common Stock.

Section 3.5 Disclosure of Transactions and Other Material Information. On the Business Day immediately following the date hereof (or at such other time as the parties may mutually agree), the Company shall issue a press release mutually agreed to by the Company and the Purchaser. Within four trading days from the date hereof, the Company shall file a Current Report on Form 8-K (including all attachments, the “8-K Filing”) with the Commission describing the material terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, and the Registration Rights Agreement in the form required by the Exchange Act and reviewed by counsel to the Purchaser. Subject to the foregoing, neither the Company nor the Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby except as may be reviewed and approved by the Company and counsel to the Purchaser; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith, and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) above, the Purchaser shall be notified by the Company (although the consent of the Purchaser shall not be required) in connection with any such press release or other public disclosure prior to its release).

Section 3.6 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to promptly provide a copy thereof to the Purchaser. The Company, on or before the Closing, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions to the Purchaser.

Section 3.7 Furnishing of Information; Public Information. Until the time that the Purchaser owns no Shares, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act until such time as the Company is not then subject to the reporting requirements of the Exchange Act.

Section 3.8 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 3.9 Board Provisions. On or following the date hereof, the Purchaser may nominate one individual (the “Purchaser Nominee”) to serve on the Board at any time. The Purchaser Nominee shall provide the Company with all reasonably required information to support the Company’s disclosure requirements, including customary governance questionnaires (the “Nominee Information”). The Company shall, promptly after receipt of the Nominee Information, take such actions as are necessary to appoint or elect the Purchaser Nominee to the Board, by either increasing the size of the Board or having an existing director resign from the Board, in each case, to fill such newly created vacancy, and thereafter, to ensure that for so long as the Purchaser is the beneficial owner of at least 10% of the Company’s issued and outstanding Common Stock, (a) nominate the Purchaser Nominee for election to the Board at each election where the Purchaser Nominee is up for election or the Purchaser Nominee is not a member of the Board, and (b) recommend the Purchaser Nominee to the stockholders of the Company at each election when the Purchaser Nominee has been nominated for election; provided, that, (i) no director appointed or elected to the Board pursuant to this Section may be removed from office unless either (x) approved by the stockholders of the Company, or (y) such removal is directed or approved by the Purchaser, and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to this Section shall be filled pursuant to the provisions of this Section, subject to stockholder approval. Purchaser acknowledges that any Purchaser Nominee will periodically come into possession of material, nonpublic information in connection with his or her service on the Board, and that in connection with its receipt of material nonpublic information, any Purchaser Nominee shall be subject to applicable Company policies and applicable federal and state laws, rules and regulations.

Section 3.10 Preemptive Right.

(a) Subject to applicable securities laws and limitations imposed by applicable stock exchange requirements, for so long as the Purchaser owns at least a majority of the Common Stock purchased by it pursuant to this Agreement, the Purchaser has the right to purchase its Pro Rata Portion (as defined in Section 3.10(b) below) of any New Securities (as defined in Section 3.10(b) below) that the Company may from time to time issue following the date of this Agreement.

(b) “New Securities” shall mean any capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase any capital stock of the Company, and securities of any type whatsoever that are, or may become, convertible or exchangeable or exercisable into, or otherwise entitle the holder thereof to receive, any capital stock of the Company (“Company Securities”); provided, however, that the term “New Securities” does not include: (i) shares of capital stock of the Company issuable upon exercise or conversion of Company Securities outstanding as of the date of this Agreement and any securities issuable upon the conversion or exercise thereof, (ii) shares of capital stock of the Company issued in connection with any stock split or stock dividend or recapitalization, (iii) shares of capital stock of the Company (and/or Company Securities) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to the Company or any subsidiary of the Company pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board, (iv) any capital stock of the Company (and/or Company Securities) issued as consideration in a debt financing obtained from financial institutions, banks or equipment lessors, or as consideration in connection with a bona fide acquisition of the securities or assets of another business, or in connection with strategic partnering agreements, and in each case approved by the Board, and (v) any securities issued in a registered public offering by the Company. “Pro Rata Portion” shall mean an amount of New Securities equal to the amount to allow the Purchaser to maintain its Ownership Percentage in the Company. “Ownership Percentage” shall mean the lesser of (i) 14.9% and (ii) the percentage of the Purchaser’s then-current ownership of the Company’s outstanding capital stock, on an as-converted to Common Stock basis) of all Company Securities (on an as-converted to Common Stock basis, if applicable); provided, that any securities that are exchangeable or exercisable for, or convertible into, shares of Common Stock that are “out-of-the-money” shall be excluded from such calculation.

(c) In the event that the Company proposes to undertake an issuance of New Securities, subject to the Purchaser agreeing to keep such information as confidential and material, nonpublic information, it shall promptly give to the Purchaser a written notice of its intention to issue New Securities (a “Notice”), describing the type and number of New Securities and the price and the other material terms and conditions upon which the Company proposes to issue such New Securities. The Purchaser shall have ten days from the date such Notice is delivered (the “Purchase Period”) to the Purchaser to agree in writing to purchase all or a portion of its Pro Rata Portion of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased, in which event the Company shall promptly sell and the Purchaser shall buy, upon the terms specified, the number of New Securities agreed to be purchased by the Purchaser.

(d) If all New Securities the Purchaser is entitled to purchase under this Section 3.10 are not elected to be purchased as provided in clause (c) of this Section 3.10, the Company may, during the 90-day period following the expiration of the Purchase Period, offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not consummate the sale of the New Securities within such period, the rights of the Purchaser to subscribe to the issuance of such New Securities provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Purchaser in accordance with this Section 3.10.

Section 3.11 Survival; Indemnification.

(a) Other than the representations and warranties in Sections 2.1(a)-(c) and Sections 2.2(a)-(b), which shall survive the Closing indefinitely, and the representations and warranties in Section 2.1(l), which shall survive the Closing until 60 days following the expiration of the applicable statute of limitations, the representations and warranties of the parties contained herein shall survive the execution and delivery of this Agreement and the Closing until, and shall terminate on, the date that is eighteen (18) months after the Closing Date. All of the covenants of the parties in this Agreement shall survive the Closing until fully performed in accordance with their terms.

(b) The Company will indemnify and hold harmless the Purchaser and its affiliates and its and their directors, officers, managers, employees and agents (each, an “Indemnified Party”) to the fullest extent permitted by law from and against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) resulting from or arising out of (i) any breach of any representation or warranty, covenant or agreement of the Company in this Agreement, or (ii) any claims, actions, suits or proceedings instituted against the Purchaser in any capacity, or any of its affiliates, by any stockholder of the Company who is not an affiliate of the Purchaser, with respect to the transactions contemplated by this Agreement (unless such claim, action, suit or proceeding is solely based on a material breach of any representation or warranty, covenant or agreement of the Purchaser in this Agreement or any violations by the Purchaser of any state or federal securities laws or any conduct by the Purchaser which is finally judicially determined to constitute fraud, gross negligence, or willful misconduct); provided that the maximum aggregate liability of the Company to an Indemnified Party in respect of the provisions of this Section 3.11 shall be subject to a cap equal to the Purchase Price.

(c) Each Indemnified Party under this Section 3.11 will, promptly following the receipt of notice of the commencement of any action, suit or proceeding against such Indemnified Party in respect of which indemnity may be sought from the Company under this Section 3.11, notify the Company in writing of the commencement thereof; provided that the failure to notify or a delay in notifying the Company of any such action, suit or proceeding shall not relieve the Company from any liability that it may have to such Indemnified Party, except to the extent the Company is materially prejudiced by such failure or delay. The Company shall be entitled to assume the defense of any claim, action, suit or proceeding as to which indemnification is sought by any Indemnified Party pursuant to this Section 3.11 at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may retain separate counsel to participate in such defense and shall have the right, but not the obligation, to assert any and all cross-claims and counterclaims such Indemnified Party may have, but the fees and expenses of such counsel shall be at the expense of the Purchaser except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel, or (iii) in such claim, action, suit or proceeding there is, in the reasonable opinion of counsel, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Indemnified Party under this Section 3.11 (x) for any settlement by an Indemnified Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed, or (y) to the extent, but only to the extent that a Loss is attributable to any breach by the Purchaser of any representation or warranty, covenant or agreement of the Purchaser in this Agreement, or (z) to the extent caused solely by the Purchaser’s fraud, gross negligence or willful misconduct. The Company agrees that it will not, without the prior written consent of each Indemnified Party, which shall not be unreasonably withheld or delayed settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding relating to the matters contemplated hereby unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liabilities arising or that may arise out of such claim, action, suit or proceeding. The indemnification required by this Section 3.11 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The rights accorded to the Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

Section 3.12 Lock-Up/Hedging Activities. For a period of one year from the Closing Date (the “Lock-Up Period”), the Purchaser shall (a) not Dispose of any shares of Common Stock, and (b) desist from shorting or otherwise hedging securities of the Company or “derivative” securities based on securities issued by the Company or engaging in hedging activities or similar transactions with the same economic effect as a sale of any capital stock of the Company; provided, however, the foregoing shall not preclude the Purchaser from Disposing any shares of Common Stock in connection with an Approved Sale, third-party tender offer for shares of the Company or other transaction approved by the shareholders of the Company.

Section 3.13 Company Sale.

(a) Subject to Section 3.16, if the Board approves the sale of the Company to any Person (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all or a majority of the outstanding capital stock) (an “Approved Sale”), the Purchaser will consent to, vote for, raise no objections against, and waive dissenters’ and appraisal rights (if any) with respect to, such Approved Sale. If an Approved Sale is structured as a sale, transfer or exchange of stock, the Purchaser will agree to sell, transfer or exchange and will be permitted to sell, transfer or exchange all of its Shares on terms and conditions which satisfy the requirements of Section 3.13(b). The Purchaser agrees to cooperate and will take all necessary and desirable actions in connection with the consummation of an Approved Sale, including the execution of such agreements, stock powers, letters of transmittal and other appropriate related documents as may be required to effect the Approved Sale.

(b) The obligations of Purchaser with respect to an Approved Sale are subject to the satisfaction of the conditions that with respect to form and amount of consideration, and the other terms and conditions applicable to the Purchaser are the same terms and conditions applicable to each other selling shareholder (provided that (x) the Purchaser shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Approved Sale (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company), (y) the liability for indemnification, if any, of the Purchaser on an Approved Sale and for the inaccuracy of any representations and warranties made by the Company or the Purchaser in connection with such Approved Sale is several and not joint with any other selling shareholder (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company), and is pro rata in proportion to, and does not exceed, the amount of consideration paid to the Purchaser in connection with such Approved Sale, and (z) if any selling shareholder is given an option as to the form and amount of consideration to be received as a result of the Approved Sale, the Purchaser will be given the same option).

Section 3.14 Offering Lock-Up. The Purchaser shall, if requested by the Company in connection with any public offering involving an underwriting of Common Stock, agree not to Dispose of any shares of Common Stock for a specified period of time, such period of time not to exceed ninety (90) days (such agreement, a “Lock-Up Agreement”). Any Lock-Up Agreement shall be in writing in a form reasonably satisfactory to the Company and the underwriter(s) in such offering. The Company may impose stop transfer instructions with respect to the Common Stock subject to the foregoing restrictions until the end of the specified period of time. The foregoing provisions of this Section 3.14 shall not apply (a) if the Purchaser and its affiliates collectively own less than 5% of the outstanding share capital of the Company, or (b) to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Purchaser only if all officers and directors are subject to the same restrictions. As used herein, “Disposition” or “Dispose of” shall mean any (i) offer, pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any, including any “short sale” or similar arrangement, or (ii) swap, hedge, derivative instrument, or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

Section 3.15 Information Rights.

(a) For as long as the Purchaser has the right to designate a director for nomination pursuant to Section 3.9, the Company shall (i) provide the Purchaser with such financial and operational reports as are provided to the Board consistent with the Company’s ordinary practice as of the date hereof and (ii) use its commercially reasonable best efforts to provide such information as is reasonably necessary for the Purchaser to comply with financial reporting obligations in Japan. Subject to reasonable restrictions imposed by the Company to comply with antitrust, export control and other laws and to avoid disclosure to competitors, suppliers and vendors, the Company shall permit the Purchaser or any authorized representatives designated by the Purchaser reasonable access to visit and inspect any of the properties of the Company or any of its subsidiaries, including its and their books of accounting and other records, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times and as often as the Purchaser may reasonably request. Any investigation pursuant to this Section 3.15 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the Company and its subsidiaries.

(b) For as long as the Purchaser has the right to designate a director for nomination pursuant to Section 3.9, the Company shall provide to the Purchaser copies of all material written information that is provided to the Board at substantially the same time at which such information is first delivered or otherwise made available in writing to the Board; provided, however, that the Company shall not be required to provide information to the extent it could reasonably be expected to result in the loss of privilege or a violation of antitrust, export control or other laws.

(c) Nothing herein shall require the Company or any of its subsidiaries to disclose any information to the extent (i) prohibited by applicable law or (ii) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any of its subsidiaries is a party or would cause a risk of loss of privilege to the Company or any of its subsidiaries (provided that the Company shall use reasonable best commercial efforts to make appropriate substitute arrangements under circumstances where the restrictions in clauses (i) and/or (ii) apply).

Section 3.16 Certain Matters. So long as the Purchaser is the beneficial owner of at least 10% of the Company’s issued and outstanding Common Stock, the Company shall not take any of the following actions without the prior written approval of the Purchaser:

(a) increase the number of directors on the Company’s board of directors to a number that is greater than ten (10);

(b) enter into any agreements or transactions with any shareholder of the Company or any employee, shareholder, manager, director or affiliate of any of them, except for such transactions that are on arms-length terms, or are in the ordinary course of the Company’s business consistent with past practice;

(c) authorize or approve any plan of dissolution of the Company, any liquidating distribution of the Company’s assets or other action relating to the dissolution or liquidation of the Company;

(d) for a period of one (1) year from the date hereof, sell, lease, exchange, mortgage, pledge or otherwise dispose of 20% or more of the total assets of the Company;

(e) following the one (1) year anniversary of the date hereof, sell, lease, exchange, mortgage, pledge or otherwise dispose of 10% or more of the total assets of the Company;

(f) make any loan not in the ordinary course of business which is in excess of $500,000 or the creation, renewal or extension of any borrowings or indebtedness or the granting of any guarantee or indemnity not in the ordinary course of business which is in excess of $500,000; or

(g) enter into any agreement or arrangement to do any of the above.

ARTICLE IV

Conditions

Section 4.1 Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Shares. The obligations hereunder of the Purchaser to purchase the Shares and consummate the other transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company contained in Sections 2.1(a), 2.1(b), 2.1(c), 2.1(d) and 2.1(n) shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date. Each of the other representations and warranties of the Company in this Agreement and the Registration Rights Agreement shall be true and correct in all material respects as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date; provided, however, that if a representation or warranty is qualified by “materiality” or “Material Adverse Effect” or similar qualifier, such representation or warranty (as so qualified) shall be true and correct in all respects.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the Commission, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, nor shall a banking moratorium have been declared either by the United States or Michigan authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Secretary’s Certificate. The Company shall have delivered to the Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) resolutions adopted by the Board in form and substance consistent with Annex I hereto, (ii) the Certificate and the Bylaws, each as in effect at the Closing, and (iii) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(g) Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Purchaser a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of the Closing Date.

(h) Amendment of Rights Plan. On or prior to the Closing, the Company shall have amended its Rights Agreement, dated as of October 17, 2008, by and between the Company and American Stock Transfer & Trust Company, LLC, so as to give the Purchaser a 30% ownership threshold for purposes of being deemed an “Acquiring Person” (as defined therein) and otherwise similar rights as provided to “JLF” (as defined therein).

(i) Material Adverse Effect. No Material Adverse Effect shall have occurred.

(j) Blue Sky. The Company shall have obtained all necessary “Blue Sky” law permits and qualifications, or secured exemptions therefrom, required by any state or foreign or other jurisdiction for the offer and sale of the Shares.

Section 4.2 Conditions Precedent to the Obligation of the Company to Close and to Sell the Common Stock. The obligations hereunder of the Company to issue and sell the Common Stock to the Purchaser and consummate the other transactions contemplated by this Agreement on the Closing Date on the Closing Date is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchaser’s Representations and Warranties. Each of the representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Company a certificate of an executive officer of the Purchaser, dated as of the Closing Date, confirming the accuracy of the Purchaser’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Purchaser with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

ARTICLE V

Transfer Restrictions; Certificate Legend; Post-Closing Covenants

Section 5.1 Transfer Restrictions. The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144 or to the Company or an affiliate of the Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act and, as a condition of such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of the Purchaser under this Agreement and the Registration Rights Agreement.

Section 5.2 Legend. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “Blue Sky” laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MANITEX INTERNATIONAL, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS CONTAINED IN A SECURITIES PURCHASE AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, BETWEEN THE COMPANY AND THE STOCKHOLDER. A COPY OF THIS AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Company, at its sole cost, shall remove the legend described above from each certificate representing the Shares if (i) such Shares are sold pursuant to an effective registration statement under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company), or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner of sale restrictions.

Section 5.3 Compliance With Sales Provisions. The Purchaser agrees with the Company that the Purchaser will sell any Shares pursuant to either (a) the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or (b) an exemption therefrom, and that if Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in Section 5.2 is predicated upon the Company’s reliance upon this understanding.

ARTICLE VI

Termination

Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date:

(a) by the mutual written consent of the Company and the Purchaser; and

(b) by the Company or the Purchaser (upon written notice to the other, if the Closing shall not have taken place by 5:30 p.m. Eastern time on August 1, 2018; provided, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

Section 6.2 Effect of Termination. In the event of termination by the Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 7.1, 7.2, 7.3 and 7.9. Nothing in this Section 6.2 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VII

Miscellaneous

Section 7.1 Fees and Expenses. Whether or not the Closing shall occur, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

Section 7.2 Specific Enforcement; Consent to Jurisdiction.

(a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) The Company and the Purchaser (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in the City of New York, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The Company and the Purchaser hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Shares, this Agreement, or the Registration Rights Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 7.3 Entire Agreement; Amendment. This Agreement and the other Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchaser.

Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy/facsimile or e-mail of a PDF document (with confirmation of transmission) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Manitex International, Inc. 9725 Industrial Drive Bridgeview, Illinois 60455 Attention: David J. Langevin Telephone: (708) 237-2060 Email: djlangevin@manitex.com

with copies (which copies shall not constitute notice to the Company) to:	Bryan Cave Leighton Paisner LLP 211 N. Broadway, Suite 3600 St. Louis, MO 63102 Attention: Todd M. Kaye Facsimile: (314) 552-8194 Telephone: (314) 259-2194 Email: todd.kaye@bclplaw.com

If to the Purchaser:

Tadano Ltd.

Global Business Promotion Department

Ko-34, Shinden-cho, Takamatsu, Kagawa

761-0185, Japan

Attention: Shiro Morita

Facsimile: +81 87 839-5511

Telephone: +81 87 839-5573

Email: shiro.morita@tadano.com

with copies (which copies shall not constitute notice to the Purchaser) to:	Morgan, Lewis & Bockius LLP 101 Park Avenue New York, NY 10178 Attention: Bradley K. Edmister Facsimile: (212) 309-6001 Telephone: (212) 309-6110 E-mail: bradley.edmister@morganlewis.com

Any party hereto may from time to time change its address for notices by giving at least 5 days written notice of such changed address to the other party hereto.

Section 7.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 7.6 Headings; Interpretation. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. The interpretation of this Agreement shall not be affected by the party who drafted this Agreement, and all parties waive any statute, legal decision, or common law principle that would require interpretation of any ambiguities in this Agreement against the party that drafted this Agreement.

Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. After the Closing, this Agreement may not be assigned (in whole or in part) by a party hereto without the prior written consent of the other party. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 7.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person (other than Indemnified Parties, as contemplated by Section 3.13).

Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

Section 7.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.11 Publicity. Except as otherwise provided herein, the Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser without the consent of the Purchaser, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement and provided that the Company shall provide the Purchaser with prior notice of such disclosure.

Section 7.12 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.13 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

Section 7.14 Common Stock Owned by Affiliates. For the purposes of applying all provisions of this Agreement which condition the receipt or access to information or exercise of any rights upon ownership of a specified number or percentage of shares, the shares owned of record by any affiliate of the Purchaser shall be deemed to be owned by the Purchaser.

Section 7.15 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

Section 7.16 Construction. For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires (a) the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting any gender shall include all genders as the context requires; (b) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (c) the terms “hereof”, “herein”, “hereunder”, “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) when a reference is made in this Agreement to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule of this Agreement unless otherwise specified; (e) the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be modified by the words “without limitation”, unless otherwise specified; (f) the use of the word “or” is not intended to be exclusive unless expressly indicated otherwise; (g) the word “shall” shall be construed to have the same meaning and effect of the word “will”; (h) a reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns; and (i) a reference to any law means such law as amended, modified, codified, replaced or reenacted, from time to time, and all rules and regulations promulgated thereunder.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

THE COMPANY:

MANITEX INTERNATIONAL, INC.

By:	/s/ David J. Langevin
Name: David J. Langevin
Title: Chairman and CEO

Signature page to Securities Purchase Agreement

THE PURCHASER:

TADANO LTD.

By:	/s/ Koichi Tadano
Name: Koichi Tadano
Title: President and CEO

Signature page to Securities Purchase Agreement

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

(Attached.)